SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On December 10, 2012, Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation (the “Company”), adopted a Rule 10b5-1 Sales Plan to sell shares of the Company’s common stock in the open market at prevailing market prices. The plan was established by Mr. Byrd in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions.

The pre-arranged stock trading plan was adopted in order to allow Mr. Byrd to sell a portion of his Company common stock over time as part of his long-term strategy for individual asset diversification and liquidity. Using the plan, he can gradually diversify his investment portfolio and can spread stock trades over an extended period of time to reduce market impact. Because the plan was established in advance of a trade, it can also help avoid concerns about whether Mr. Byrd had material, non-public information when he made a decision to sell his stock.

Mr. Byrd currently owns of record and beneficially 369,357 shares of Company common stock. Under the terms of the Rule 10b5-1 trading plan, he intends to sell up to 21,250 shares over a period commencing December 31, 2012, and ending March 15, 2013. If he completes all planned sales under the trading plan, he will retain record and beneficial ownership of 348,107 shares of Company common stock.

The transactions under the Rule 10b5-1 plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

Date: December 11, 2012	By:	/s/ Robert B. Worley, Jr.
Robert B. Worley, Jr.
Secretary